Exhibit 99.3
Introduction
     The unaudited pro forma condensed financial statements are presented for Eagle Rock Energy Partners, L.P. and give effect to the acquisition of Laser Midstream Energy, L.P. (“Laser”) which occurred on May 3, 2007 and Escambia Asset Co. LLC and Escambia Operating Co., LLC (collectively, “EAC”) which occurred on July 31, 2007.
     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 is presented to illustrate the estimated effects of the EAC acquisition as if this acquisition had occurred on June 30, 2007. No adjustment was required for the acquisition of Laser, because it occurred prior to June 30, 2007 and therefore is already reflected in the historical June 30, 2007 consolidated balance sheet.
     The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 are presented to illustrate the estimated effects as if the following events had occurred on January 1, 2006:
•	The Laser acquisition which occurred on May 3, 2007; and

•	The EAC acquisition which occurred on July 31, 2007.
     Since Laser was acquired on May 3, 2007, the financial results for 29 days in May and the full month of June, 2007 are already included in Eagle Rock Energy Partners, L.P.’s results for the six months ended June 30, 2007.
     The unaudited pro forma condensed financial statements for the twelve months ended December 31, 2006 are based on the audited Eagle Rock Energy Partners, L.P. consolidated financial statements, as filed in our 10-K, and the six months ended June 30, 2007 are based on our unaudited consolidated financial statements, as filed in our 10-Q adjusted to illustrate the estimated pro forma effects of the transactions described above.
     The unaudited pro forma condensed financial statements are based on assumptions that Eagle Rock Energy Partners, L.P. believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results.
     The unaudited pro forma financial statements do not reflect: (i) the acquisition of certain fee minerals, royalties, overriding royalties and non-operated working interest properties from Montierra Minerals & Production, L.P. and NGP-VII Income Co-Investment Opportunities, L.P. which occurred on April 30, 2007, (ii) the acquisition of certain assets owned by MacLondon Energy, L.P which occurred on June 18, 2007 and (iii) Redman Energy Holdings, L.P. and Redman Energy Holdings II, L.P. and certain assets owned by NGP Income Co-Investment Opportunities Fund II, L.P. which occurred on July 31, 2007 as such transactions were not deemed significant.

Eagle Rock Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007
(In thousands)

	Eagle Rock	Escambia
	Energy	Operating	Proforma				Pro Forma
	Partners LP	Co. LLC	Combined	Adjustments			As Adjusted

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,296	$2,983	$5,279		$1,601	(a)	$6,880
Cash advances to affiliates	10,665	—	10,665				10,665
Accounts receivable	106,034	15,690	121,724				121,724
Risk management assets	—	707	707				707
Prepayments and other current assets	1,626	1,567	3,193				3,193

Total current assets	120,621	20,947	141,568		1,601		143,169

PROPERTY, PLANT AND EQUIPMENT — Net	832,857	176,339	1,009,196		56,445	(b)	1,065,641
INTANGIBLE ASSETS — Net	155,670	—	155,670				155,670
RISK MANAGEMENT ASSETS	20,700	—	20,700				20,700
OTHER ASSETS	12,076	506	12,582				12,582

TOTAL	$1,141,924	$197,792	$1,339,716		$58,046		$1,397,762

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$111,518	$11,385	$122,903	$			$122,903
Accrued liabilities	15,099	4,542	19,641				19,641
Risk management liabilities	7,802	—	7,802				7,802
Asset retirement obligations — current	—	1,535	1,535				1,535

Total current liabilities	134,419	17,462	151,881		—		151,881

LONG-TERM DEBT	422,131	165,000	587,131		(95,635)	(c)	491,496
ASSET RETIREMENT OBLIGATIONS	1,947	3,857	5,804				5,804
DEFERRED STATE TAX LIABILITY	1,822	—	1,822				1,822
RISK MANAGEMENT LIABILITIES	38,526	194	38,720				38,720
OTHER	145	—	145				145
COMMITMENTS AND CONTINGENCIES
MEMBERS’ EQUITY:
Common Unitholders (1)	395,981	11,279	407,260		153,681	(d)	560,941
Subordinated Unitholders (2)	148,624	—	148,624				148,624
General Partner	(1,671)	—	(1,671)				(1,671)

Total members’ equity	542,934	11,279	554,213		153,681		707,894

TOTAL	$1,141,924	$197,792	$1,339,716		$58,046		$1,397,762

See accompanying notes to unaudited pro forma condensed financial statements.

Eagle Rock Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Operating Statement
For the year ended December 31, 2006
(In thousands, except unit and per unit data)

	For the year ended	For the year ended	For the five months	For the eight months
	December 31, 2006	December 31, 2006	ended May 31, 2006	ended December 31, 2006
							Escambia
	Eagle Rock		Escambia	Escambia			Operating
	Energy		Operating	Operating		Laser	Co. LLC		Pro Forma
	Partners LP	Laser	Co. LLC	Co. LLC	Combined (1)	Adjustments (2)	Adjustments (3)		As Adjusted

REVENUE:
Natural gas liquids sales	$234,354	$2,181	$3,942	$—	$240,477	$1,557	$—		$242,034
Natural gas sales	195,146	119,277	5,137	35,011	354,571	91,256	—		445,827
Condensate	57,411	2,875	13,777	—	74,063	(217)	—		73,846
Gathering, compression and processing fees	14,862	4,457	—	—	19,319	(195)	—		19,124
Gain (loss) on risk management instruments	(24,004)	—	—	4,504	(19,500)	—	—		(19,500)
Royalty income	—	—	—	—	—	—	—		—
Lease and rental income	—	—	—	—	—	—	—		—
Other income	621	60	767	709	2,157	528	—		2,685

Total revenue	478,390	128,850	23,623	40,224	671,087	92,929	—		764,016

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	377,580	118,762	—	—	496,342	90,266	—		586,608
Operations and maintenance	32,905	5,207	6,384	10,975	55,471	1,890	(1,200	) (g)	56,161
General and administrative	13,161	—	—	2,203	15,364	—	—		15,364
Other operating	6,000	—	—	—	6,000	—	—		6,000
Depreciation, depletion and amortization	43,220	1,937	5,736	9,177	60,070	5,040 (e)	3,769	(h)	68,879

Total costs and expenses	472,866	125,906	12,120	22,355	633,247	97,196	2,569		733,012

OPERATING GAIN (LOSS)	5,524	2,944	11,503	17,869	37,840	(4,267)	(2,569)		31,004
OTHER (EXPENSE) INCOME:
Interest income	—	—	—	—	—	—	—		—
Other income	996	—	—	186	1,182	—	—		1,182
Interest expense	(28,604)	(1,300)	—	(9,227)	(39,131)	1,300 (f)	3,169	(i)	(34,662)
Other expense	—	(93)	—	—	(93)	—	—		(93)
Equity in earnings of unconsolidated investments	—	—	—	—	—	—	—		—

Total other (expense) income	(27,608)	(1,393)	—	(9,041)	(38,042)	1,300	3,169		(33,573)

STATE INCOME TAX PROVISION	1,230	—	—	—	1,230	—	—		1,230

NET INCOME (LOSS)	$(23,314)	$1,550	$11,503	$8,828	$(1,432)	$(2,967)	$600		$(3,799)

NET LOSS PER COMMON UNIT — BASIC AND DILUTED:
Net loss
Common units	$(1.26)								$(0.18)
Subordinated units	(0.43)								(0.18)
General partner units	(0.80)								(4.50)
Basic and Diluted (units in thousands)
Common units	12,123								20,938
Subordinated units	17,873								20,691
General partner units	557								845

(1)	Represents twelve months of historical activity of Eagle Rock Energy Partners, L.P. for the period from January 1, 2006 through December 31, 2006, twelve months of historical activity for Laser Midstream Energy, L.P. for the period from January 1, 2006 through December 31, 2006, five months of historical activity for the predecessor entity to Escambia Operating Co. LLC for the period from January 1, 2006 through May 31, 2006 and eight months of historical activity for Escambia Operating Co. LLC for the period from inception on May 5, 2006 through December 31, 2006, on a combined basis. The Escambia Operating Co. LLC assets were acquired on June 1, 2006.

(2)	Adjustments in this column relate to the Laser acquisition on May 3, 2007. Specifically, these adjustments reflect a) that not all of Laser’s subsidiaries were part of the transaction and the appropriate deductions have been made, b) proforma adjustments are made to reflect Laser’s own acquisitions in March and August of 2006 and the appropriate proforma additions for these acquisitions have been made, and c) the deduction of Laser’s corporate office overhead expense not part of the acquisition. In addition, this column reflects the impact of the increase to the fair value of the assets and the fact that the acquisition was entirely equity financed.

(3)	Adjustments in this column relate to the EAC acquisition on July 31, 2007. Specifically, these adjustments reflect the impact of the increase to the fair value of the assets and the fact that the acquisition was partially financed with $77.1 million of debt.

Eagle Rock Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Operating Statement
For the six months ended June 30, 2007
(In thousands, except unit and per unit data)

	For the six months	For the four months	For the six months
	ended June 30, 2007	ended April 30, 2007	ended June 30, 2007
						Escambia
	Eagle Rock		Escambia			Operating
	Energy		Operating		Laser	Co. LLC		Pro Forma
	Partners LP	Laser	Co. LLC	Combined (1)	Adjustments (2)	Adjustments (3)		As Adjusted

REVENUE:
Natural gas liquids sales	$124,311	$999	$—	$125,310	$—	$—		$125,310
Natural gas sales	155,492	106,708	26,361	288,561	(7,899)	—		280,662
Condensate	21,939	2,423	—	24,362	(50)	—		24,312
Gathering, compression and processing fees	11,166	3,706	—	14,872	(440)	—		14,432
Loss on risk management instruments	(34,897)	—	(3,114)	(38,011)	—	—		(38,011)
Royalty income	3,121	—	—	3,121	—	—		3,121
Lease and rental income	71	—	—	71	—	—		71
Other income	—	7,672	688	8,360	(7,672)	—		688

Total revenue	281,203	121,508	23,935	426,646	(16,061)	—		410,585

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	255,000	106,185	—	361,185	(7,915)	—		353,270
Operations and maintenance	19,320	3,283	12,935	35,538	(837)	(600)	(g)	34,101
General and administrative	10,821	—	3,233	14,054	—	—		14,054
Other operating	1,711	—	—	1,711	—	—		1,711
Depreciation, depletion and amortization	25,779	1,289	7,076	34,144	1,017 (e)	2,265	(h)	37,426

Total costs and expenses	195,808	110,757	23,244	446,632	(7,735)	1,665		440,562

OPERATING GAIN (LOSS)	(31,428)	10,746	691	(19,986)	(8,326)	(1,665)		(29,977)
OTHER (EXPENSE) INCOME:
Interest income	300	—	—	300	—	—		300
Other income	91	—	—	91	—	—		91
Interest expense	(10,028)	(849)	(7,481)	(18,358)	849 (f)	4,662	(i)	(12,847)
Other expense	(1,966)	(9)	(744)	(2,719)	—	—		(2,719)
Loss on sale of property	—	—	—	—	—	—		—
Total other (expense) income	(11,603)	(858)	(8,225)	(20,686)	849	4,662		(15,175)

STATE INCOME TAX PROVISION	420	—	—	420	—	—		420

NET INCOME (LOSS)	$(43,451)	$9,888	$(7,534)	$(41,092)	$(7,477)	$2,997		$(45,572)

NET LOSS PER COMMON UNIT — BASIC AND DILUTED:
Net loss
Common units	$(0.55)							$(1.32)
Subordinated units	(1.36)							(2.20)
General partner units	(1.36)							(53.96)
Basic and Diluted (units in thousands)
Common units	25,680							34,495
Subordinated units	20,691							20,691
General partner units	845							845

(1)	Represents six months of historical activity of Eagle Rock Energy Partners, L.P. for the period from January 1, 2007 through June 30, 2007, which includes two months of historical activity for the Laser acquisition from the date of the acquisition, May 3, 2007 through June 30, 2007, four months of historical activity for Laser Midstream Energy, L.P. for the period from January 1, 2007 through April 30, 2007 and six months of historical activity for Escambia Operating Co. LLC from January 1, 2007 through June 30, 2007, on a combined basis.

(2)	Adjustments in this column relate to the Laser acquisition on May 3, 2007. Specifically, these adjustments reflect a) that not all of Laser’s subsidiaries were part of the transaction and the appropriate deductions have been made and b) the deduction of Laser’s corporate office overhead expense not part of the acquisition. In addition, this column reflects the impact of the increase to the fair value of the assets and the fact that the acquisition was entirely equity financed.

(3)	Adjustments in this column relate to the EAC acquisition on July 31, 2007. Specifically, these adjustments reflect the impact of the increase to the fair value of the assets and the fact that the acquisition was partially financed with $77.1 million of debt.

EAGLE ROCK ENERGY PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
1. Basis of Presentation, Transactions and the Offering
     The historical financial information is derived from the audited historical financial statements of Eagle Rock Energy Partners, L.P. For the unaudited pro forma condensed consolidated balance sheet as of June 30, 2007, the pro forma adjustments have been prepared as if the EAC acquisition had taken place on June 30, 2007. For the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2007, the pro forma adjustments have been prepared as if the Laser and EAC acquisitions had taken place on January 1, 2006. A general description of the transactions and adjustments for the acquisitions affecting the unaudited pro forma condensed financial statements follows:
•	the Laser acquisition which occurred on May 3, 2007 required adjustment to include the twelve months of 2006 and the first four months and three days of 2007 in order to present information on these assets as if the interests were acquired on January 1, 2006;

•	the EAC acquisition which occurred on July 31, 2007, required an adjustment to include the twelve months of 2006 and the six months ended June 30, 2007, in order to present information on this acquisition as if it occurred on January 1, 2006.
2. Pro Forma Adjustments and Assumptions
     (a) Reflects excess cash generated by the EAC acquisition from the equity private placement completed on July 31, 2007 for $148.5 million and the draw from our revolver allocated to the EAC acquisition for $77.1 million for total proceeds received of $225.6 million as compared to actual cash disbursed to EAC sellers of $224.0 million.
     (b) Reflects the step up in basis for the assets acquired in the EAC acquisition of $65.5 million as a result of the difference in asset valuation between the purchase price allocated to the assets and their book value as of June 30, 2007.
     (c) Reflects the prepayment at closing of EAC’s outstanding debt as of June 30, 2007 of $165.0 million and the draw from our revolver allocated to fund the EAC acquisition of $77.1 million.
     (d) Reflects the portion of proceeds from the June 30, 2007 equity private placement allocated to the EAC acquisition of $148.5 million plus $16.5 million in Eagle Rock units paid to the sellers in the EAC acquisition, net of the reversal of EAC’s equity book value as of June 30, 2007 of $10.0 million.
     (e) In connection with the Laser acquisition, assets were recorded at fair value in accordance with purchase accounting with $107.4 million being allocated to property, plant and equipment, including acquisition costs, and $32.0 million to intangible assets, with a weighted average useful life of 20 years. The adjustment represents the incremental depreciation and amortization expense on the Laser assets for the twelve months ended December 31, 2006 and the six months ended June 30, 2007.
     (f) Represents the reversal of interest expense reflected on Laser’s historical financial statements for both the twelve months ended December 31, 2006 and the six months ended June 30, 2007. As the Laser acquisition was entirely equity financed, no incremental pro forma interest expense adjustment is made.
     (g) Represents the cancellation of EAC’s agreement with a contract firm previously retained to carry out the operations at the field level at a cost of $1.2 million per year.

EAGLE ROCK ENERGY PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS —
(Continued)
     (h) In connection with the EAC acquisition, assets were recorded at fair value in accordance with purchase accounting with $234.0 million being allocated to property, plant and equipment, including acquisition costs, with a weighted average useful life of 12.6 years. The adjustment represents the incremental depreciation, depletion and amortization expense on the EAC assets for the twelve months ended December 31, 2006 and the six months ended June 30, 2007.
     (i) Represents a) the reversal of $9.4 million and $7.8 million in interest expense reflected on EAC’s financial statements for the twelve months ended December 31, 2006 and the six months ended June 30, 2007, respectively, and b) the interest expense related to the revolver draw allocated to the EAC acquisition of $77.1 million calculated at the applicable interest rate based on three-month LIBOR and the appropriate rate for a total interest rate of 8.1% Application of this rate of 8.1% on a pro forma principal balance of $77.1 million yields a twelve month interest expense of $6.2 million.
3. Pro Forma Net Income (Loss) per Unit
     Pro forma net income (loss) per unit is determined by dividing the pro forma net income (loss) that would have been allocated, in accordance with the net income and loss allocation provisions of the limited partnership agreement, to the common and subordinated unitholders under the two-class method, after deducting the general partner’s interest of 1.16% in the pro forma net income (loss), by the weighted average number of common and subordinated units. All units issued in connection with the Laser and EAC acquisitions were assumed to have been outstanding since January 1, 2006. Basic and diluted pro forma net income (loss) per unit are equivalent as the units would be anti-dilutive due to the loss. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net income (loss) per unit calculations assume that no incentive distributions were made to the general partner because no such distribution would have been paid based upon the pro forma available cash from operating surplus for the period.